Exhibit 10.3

CHANGE IN CONTROL AGREEMENT

This AGREEMENT is executed and effective on this      day of                     , 2005 (the “Agreement”) by and between Vision Bancshares, Inc., an Alabama corporation and                                 (the “Employee”), and is joined in by Vision Bank, an Alabama banking corporation (the “Bank”).

W I T N E S S E T H

WHEREAS, the Vision Bancshares, Inc. recognizes the Employee’s expertise in connection with his employment with the Vision Bancshares, Inc. or its subsidiaries or affiliates (collectively, the “Company”);

WHEREAS, the Company desires to provide the Employee with severance benefits if the Employee’s employment in his current position is terminated for the reasons set forth herein; and

WHEREAS, the Company and the Employee have heretofore entered into a Change in Control Agreement dated the      day of                     ,              containing similar terms and conditions as this Agreement (the “Prior Agreement”); and

WHEREAS, the Company and the Employee believe the Prior Agreement should be amended and restated in its entirety and have therefore agreed to enter into this Agreement, which shall supersede and replace the Prior Agreement.

THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein, the parties hereby agree as follows:

1. Duties. Employee shall perform for the Company all duties incident to the positions of                                 . In addition, the Employee shall engage in such other services for the Company as the Company shall, from time to time, reasonably direct. The Employee shall use his best efforts in, and devote his entire time, attention, and energy, to the Company’s business; provided that nothing contained herein is intended to prohibit the Employee from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with his duties and obligations to the Company.

2. Salary; Benefits.

(a) The Employee’s initial annual base salary shall be                                  and No/100 Dollars ($            .00), subject to applicable state and federal withholding and other standard deductions payable in accordance with the Company’s normal payroll practices (the “Base Salary”). The Base Salary shall be reviewed no less than annually by the Company. If the Company in its sole discretion should modify the Base Salary upon any such review then, for purposes of this Agreement, Base Salary shall thereafter mean such modified amount, provided that the Base Salary may not be decreased at any time within three (3) years following a Change in Control.

(b) In addition to the Base Salary, the Employee shall be eligible to receive additional incentive compensation as is offered to similarly situated employees of the Company in amounts determined in the sole discretion of the Company.

(c) The Employee shall be eligible for participation in all option, stock purchase, retirement, profit-sharing and all similar plans and programs of the Company and all medical insurance, life insurance, and accident and disability insurance plans of the Company, and all other benefit plans or programs or any successor plans or programs in effect at the time for employees in the same class or category as the Employee, on the same terms and subject to the same conditions required of employees in the same class or category as the Employee. The specific arrangements and benefits referred to in this Agreement are not intended to preclude eligibility for other compensation or benefits which may be authorized by the Company from time to time.

3. Termination.

(a) In the event that the Employee’s employment is terminated under circumstances stated in this Section 3 and only under such circumstances, the Employee shall be entitled to receive the Termination Benefits as set forth in Section 4 hereinbelow. The circumstances to which this Section 3 applies are:

(i) Termination of employment voluntarily by the Employee at any time within three (3) years following a Change in Control, upon the occurrence of: (1) the reduction of Employee’s Base Salary (including any deferred portions thereof) or levels of benefits or supplemental compensation without compensation therefor; (2) a relocation of the Employee’s principal place of employment to a location outside a 25-mile radius from the Employee’s principal place of employment or a material increase in the amount of travel normally required of Employee in connection with his employment without the Employee’s prior written consent; or (3) a material and adverse change in the Employee’s position with the Company in effect immediately before the occurrence of a Change in Control or failure to provide authority, responsibilities and reporting relationships consistent with the Employee’s position; provided, however, that it will not be a material and adverse change in the Employee’s position if, in connection with a Change in Control, Employee’s position, responsibilities and reporting relationships are changed to account for the effect of the Change in Control but are otherwise consistent with Employee’s position immediately before the Change in Control; or

(ii) Termination by the Company of the Employee’s employment at any time within three (3) years following a Change in Control, for reasons other than for Cause or other than as a consequence of the Employee’s death or Permanent Disability.

(b) For purposes of this Agreement, the term “Cause” means (i) willful, flagrant and repeated breach of or gross inattention to the Employee’s duties; (ii) gross malfeasance of office or flagrant disloyalty to the Company; (iii) commission of a felony or an unlawful act involving fraud or moral turpitude; or (iv) the intentional violation by the Employee of applicable state and federal banking regulations, rules or other statutes.

(c) For purposes of this Agreement, “Permanent Disability”` shall mean the Employee’s becoming physically or mentally disabled such that she is unable to perform his duties to the Company for a period of 180 consecutive days.

4. Termination Benefits. In the event of termination of the Employee’s employment under the circumstances set forth in Section 3(a) above, the Company agrees to provide or to cause to be provided the following payment to the Employee:

(a) Within ten (10) business days after such termination, the Company shall pay to the Employee a lump sum cash payment in an amount equal to 2.99 times the Employee’s average annualized compensation included on the Employee’s IRS Form W-2 over the five most recent taxable years ending before the date on which the Change in Control occurs less an amount equal to the gain (if any) in unvested stock options as of the date of the Employee’s termination of employment. In the event the Employee was not employed by the Company for five (5) taxable years ending before the date on which the Change in Control occurs, then the payment described in the preceding sentence shall be based on the Employee’s average annualized compensation over the period in which the Employee was employed by the Company. The payment described in this Section 4(a) shall be made to the Employee’s estate in the event of the Employee’s death prior to the receipt thereof.

(b) The Company’s promise to provide or cause to be provided the payment described in this Section 4 are absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any rights of offset, counterclaim, recoupment, defense, or other rights which the Company may have against him or others. All such amounts payable or to be payable by the Company hereunder shall be paid without notice or demand, and each and every payment made hereunder by the Company shall be final, and the Company shall not have any reason whatsoever to seek to recover any payment from the Employee or whomsoever shall be entitled thereto. Notwithstanding the provisions of the law or any provision hereunder, the Employee’s entitlement to benefits under this Agreement shall not be governed by a duty to mitigate those damages by seeking further employment nor shall they be offset by any compensation the Employee may receive from future employment.

5. Change in Control. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events: (i) a merger, consolidation or other corporate reorganization of the Company in which the Company does not survive, or a sale of all or substantially all of the assets of the Company, (ii) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company, any subsidiary of the Company, or any Company employee benefit plan, including its trustee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Exchange Act), directly or indirectly, of securities of the Employer representing twenty percent (20%) or more of the combined voting power of the Employer’s then outstanding securities; or (iii) individuals who currently constitute the directors of the Company, or who become directors of the Company upon nomination or election by the directors of the Company, other than through an actual or threatened stockholder election contest, cease for any reason to constitute a majority of the directors of the Company or its successor. For purpose of this Agreement, a “Change in Control” shall also mean the occurrence of any of the foregoing events with respect to the Bank.

6. At-Will Employee. The Agreement shall not constitute an employment agreement for a specific period; Employee shall be an employee-at-will of the Company.

7. Taxes. The Company has and shall have no responsibility or obligation (other than withholding requirements) for any income tax or other tax costs or liabilities incurred by the Employee as a result of or in connection with any payments or payment obligations by the Company to the Employee under this Agreement, and all such payments and payment obligations shall be computed without regard to any tax effects to the Employee.

8. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all memoranda, discussion, correspondence and agreements prior to the date of execution of this Agreement. This Agreement shall be binding on the heirs, executors, administrators, successors and assigns of the parties.

9. Governing Law; Validity. This Agreement is to be governed by the laws of the state of Alabama. In the event that any part of this Agreement shall be held invalid or unenforceable, it shall not affect the validity of the Agreement as a whole, or other remaining parts thereof.

10. Amendment. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties. No waiver of any provision contained in this Agreement shall be effective unless it is in writing and signed by the party against whom such waiver is asserted. Notwithstanding the foregoing, in the event the provisions of this Agreement should be amended, modified or terminated in order to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or in order to avoid the application of any penalties that may be imposed upon the Employee pursuant to Section 409A of the Code, the parties hereby agree that they will use their best efforts and will negotiate in good faith to cause this Agreement to be so amended, modified or terminated (and may do so retroactively) and to the extent reasonably possible, such amendment, modification or termination shall not have a material adverse economic effect on the Employer or the Company.

11. Internal Revenue Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code (to the extent applicable) and the Company agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Employee. To the extent that any payments to be provided to the Employee under this Agreement result in the deferral of compensation under Section 409A of the Code, and if the Employee is a “Key Employee” as defined in Section 409A(a)(2)(B)(i) of the Code, then any such payments shall instead be transferred to a rabbi trust (which shall be created by the Company, on terms reasonably acceptable to the Employee, as soon as administratively feasible following the occurrence of an event giving rise to the Employee’s right to such payment) and such amounts (together with earnings thereon in accordance with the terms of the trust agreement) shall be transferred from the trust to the Employee upon the earlier of (i) six months and one day after the Employee’s separation from service or (ii) any other date permitted under Section 409A of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

VISION BANCSHARES, INC.

By:
J. Daniel Sizemore
Chairman & CEO

ATTEST:

VISION BANK

By:
J. Daniel Sizemore
Chairman and CEO

ATTEST:

EMPLOYEE:

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